Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, related prospectus, and any related prospectus supplement of Triangle Petroleum Corporation (the “Registration Statement”) of our report dated March 14, 2013 attached as Exhibit 99.2 to the Annual Report on Form 10-K for the year ended January 31, 2013 of Triangle Petroleum Corporation and to the references to our report on Triangle Petroleum Corporation’s estimated proved oil and natural gas reserves as of January 31, 2013.  We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

Very truly yours,

W. Todd Brooker, P.E.
Senior Vice President
Cawley, Gillespie & Associates Texas Registered Engineering Firm F-693

May 3, 2013
Austin, TX